                                 Kenneth D Katz
                           Certified Public Accountant

                              64 North Park Avenue
                           Rockville Centre, NY 11570







                  REPORT AND CONSENT OF INDEPENDENT ACCOUNTANT


To the Shareowners and Directors
              of
New Alternatives Fund, Inc.

With reference to the Registration Statement (Form N-lA) of New Alternatives Fund, Inc., I hereby consent to the use of my report dated February 8, 2000 for the period ending December 31, 1999 appearing in the Prospectus, constituting a part of such registration statement, when such report is accompanied by the financial statements referred to therein. I also consent to the reference to myself in the Prospectus.

The examination referred to in the above mentioned report included an examination of the supporting statements of this Registration Statement and, in my opinion, such supporting statements presents fairly the information required to be set forth therein in conformity with generally accepted accounting principles.

                                            /S/_________________________________


                                            KENNETH D. KATZ, C.P.A.

Rockville Centre, New York
February 8, 2000